EXHIBIT 99.3

PARNASSUS FUNDS COMPLEX
RULE 17G-1 FIDELITY BOND FILING
AMOUNT OF SINGLE INSURED BOND FOR JOINT INSUREDS
PERIOD OF COVERAGE:  APRIL 15, 2010 - APRIL 15, 2011


                                                                 SINGLE INSURED
FUND                                                              BOND COVERAGE
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Parnassus Funds                                                     $   900,000
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Parnassus Income Funds                                              $ 1,700,000
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Aggregate Single Bond Coverage
(as if not maintained under joint coverage)                         $ 2,600,000
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Total joint Investment Company Bond
(Bond Number 82053051)                                              $ 3,000,000
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